As Filed With The Securities and Exchange Commission on June 20, 2002
Registration No. 333-90278

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADVANCED TISSUE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	14-1701513 (I.R.S. Employer Identification No.)

10933 North Torrey Pines Road,
La Jolla, California 92037
(858) 713-7300
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Arthur J. Benvenuto
Chairman of the Board, President and Chief Executive Officer
ADVANCED TISSUE SCIENCES, INC.
10933 North Torrey Pines Road,
La Jolla, California 92037
(858) 713-7300
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Faye H. Russell, Esq.
Maria P. Sendra, Esq.
Kandace W. Richardson, Esq.
BROBECK, PHLEGER & HARRISON LLP
12390 El Camino Real
San Diego, California 92130
(858) 720-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment no. 1 is being filed solely for the purpose of filing an exhibit to Form S-3 registration statement no. 333-90278 originally filed by Advanced Tissue Sciences, Inc. with the Securities and Exchange Commission on June 12, 2002. This amendment does not contain a copy of the prospectus included in the registration statement, which is unchanged from the prospectus included in the registration statement.

Item 16.  Exhibits.

Exhibit No.	Description
1.1(*)
Form of Underwriting Agreement, which may be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with a specified offering of securities

4.1
Instruments defining the rights of stockholders. Reference is made to our Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to our quarterly report for the quarter ended June 30, 2000; our registration statements on Form 8-A, filed on July 28, 1992 and January 6, 1995; the Rights Agreement, dated as of January 6, 1995, between the Company and Chemical Trust Company of California, including the Certificate of Determination for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Summary of Rights to Right Certificate as Exhibit B and the Purchase Preferred Shares as Exhibit C, filed as Exhibit 1 to our current report on Form 8-K dated January 5, 1995; the First Amendment to Rights Agreement dated as of November 8, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 1 to our Form 8-A, as amended, dated November 10, 1999; and the Second Amendment to Rights Agreement dated as of December 13, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 1 to our Form 8-A, as amended, dated March 28, 2000

4.2	Restated By-laws (previously filed)

5.1	Opinion of Brobeck, Phleger & Harrison LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors (previously filed)

24.1	Power of Attorney. Included on page II-5 of registration statement no. 333-90278 (previously filed)

(*) To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on June 20, 2002.
ADVANCED TISSUE SCIENCES, INC.

By:	/s/ ARTHUR J. BENVENUTO
Arthur J. Benvenuto,
Chairman of the Board, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ARTHUR J. BENVENUTO Arthur J. Benvenuto	Chairman of the Board, President and Chief Executive Officer	June 20, 2002

* Dr. Gail K. Naughton	Vice Chairman of the Board and Director	June 20, 2002

* Mark J. Gergen	Senior Vice President, Chief Financial and Development Officer	June 20, 2002

* Andrew J. Buckland	Executive Director, Finance (Chief Accounting Officer)	June 20, 2002

* Michael D. Ellwein	Director	June 20, 2002

* Jerome E. Groopman, M.D.	Director	June 20, 2002

* Jack L. Heckel	Director	June 20, 2002

* Ronald L. Nelson	Director	June 20, 2002

* Dayton Ogden	Director	June 20, 2002

* David S. Tappan, Jr.	Director	June 20, 2002

* Dr. Gail R. Wilensky	Director	June 20, 2002

*By:	/s/ ARTHUR J. BENVENUTO
Arthur J. Benvenuto,
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.		Description

1.1	(*)
Form of Underwriting Agreement, which may be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with a specified offering of securities

4.1
Instruments defining the rights of stockholders. Reference is made to our Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to our quarterly report for the quarter ended June 30, 2000; our registration statements on Form 8-A, filed on July 28, 1992 and January 6, 1995; the Rights Agreement, dated as of January 6, 1995, between the Company and Chemical Trust Company of California, including the Certificate of Determination for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Summary of Rights to Right Certificate as Exhibit B and the Purchase Preferred Shares as Exhibit C, filed as Exhibit 1 to our current report on Form 8-K dated January 5, 1995; the First Amendment to Rights Agreement dated as of November 8, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 1 to our Form 8-A, as amended, dated November 10, 1999; and the Second Amendment to Rights Agreement dated as of December 13, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 1 to our Form 8-A, as amended, dated March 28, 2000

4.2		Restated By-laws (previously filed)

5.1		Opinion of Brobeck, Phleger & Harrison LLP

23.1		Consent of Ernst & Young LLP, Independent Auditors (previously filed)

24.1		Power of Attorney. Included on page II-5 of registration statement no. 333-90278 (previously filed)

(*)  To be filed by amendment